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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in this Registration Statement on Form S-8 of Inverness Medical Innovations, Inc. filed on October 11, 2005, of our report dated February 18, 2005, except for note 14 as to which the date is March 31, 2005, on our audit of the financial statements of Binax, Inc. for the year ended December 31, 2004.

Baker Newman & Noyes LLC
Portland, Maine October 7, 2005

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  Exhibit 23.4